Exhibit 10.1

Execution Version

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

SIXTEENTH AMENDMENT TO LOAN PROGRAM AGREEMENT

This Sixteenth Amendment to Loan Program Agreement (the “Sixteenth Amendment”) is entered into and is effective as of November 10, 2014 (the “Sixteenth Amendment Effective Date”), except as otherwise stated herein, by and among First Marblehead Education Resources, Inc., a Delaware corporation having its principal offices at One Cabot Road, Medford, Massachusetts 02155 (“FMER”), The First Marblehead Corporation, a Delaware corporation having its principal offices at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 (“FMC”), and SunTrust Bank, a Georgia state-chartered banking corporation having an office located at 1001 Semmes Avenue, Richmond, Virginia 23224 (“SunTrust”). Capitalized terms used in this Sixteenth Amendment without definition have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, FMER, FMC, and SunTrust executed that certain Loan Program Agreement by and among the Parties dated as of April 20, 2010 (the “Loan Program Agreement”), that certain Certificate of Satisfaction and First Amendment to Loan Program Agreement by and among the Parties dated as of July 15, 2010, that certain Second Amendment to Loan Program Agreement by and among the Parties dated as of January 28, 2011, that certain Third Amendment to Loan Program Agreement by and among the Parties dated as of April 26, 2011, that certain Fourth Amendment to Loan Program Agreement by and among the Parties dated as of June 3, 2011, that certain Fifth Amendment to Loan Program Agreement by and among the Parties dated as of November 14, 2011, that certain Sixth Amendment to Loan Program Agreement by and among the Parties dated as of January 1, 2012, that certain Seventh Amendment to Loan Program Agreement by and among the Parties dated as of April 20, 2012, that certain Eighth Amendment to Loan Program Agreement by and among the Parties dated as of April 3, 2013, that certain Ninth Amendment to Loan Program Agreement by and among the Parties effective as of August 23, 2013, that certain Tenth Amendment to Loan Program Agreement by and among the Parties dated as of January 27, 2014 (the “Tenth Amendment”), that certain Eleventh Amendment to Loan Program Agreement by and among the Parties dated as of April 28, 2014, that certain Twelfth Amendment to Loan Program Agreement by and among the Parties effective as of May 1, 2014, that certain Thirteenth Amendment to Loan Program Agreement by and among the Parties effective as of June 1, 2014, that certain Fourteenth Amendment to Loan Program Agreement by and among the Parties effective as of June 13, 2014, and that certain Fifteenth Amendment to Loan Program Agreement by and among the Parties dated as of November 5, 2014 and effective as of October 28, 2014 (collectively, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Sixteenth Amendment Effective Date unless otherwise specifically stated herein, the Parties agree as follows:

1. Definition Changes. The Parties hereby agree to amend Section 1.1 of the Agreement by making the following changes:

a.	The definition of “ACH” is hereby added to the Agreement as follows:

““ACH” means automated clearinghouse.”

b.	The definition of “Application” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““Application” means a consumer’s application, whether in whole or in part, for a Program Loan.”

c.	The definition of “Applicant Self-Certification Form” is hereby added to the Agreement as follows:

““Applicant Self-Certification Form” means a form provided by the Student Borrower that complies with Section 155 of the Higher Education Act of 1965 and 12 C.F.R. § 1026.48(e).”

d.	The definition of “Approved Collector” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““Approved Collector” means a subcontracted collection agency used by FMER and identified on Schedule 2 to Exhibit D to this Agreement, which such Schedule 2 may be modified from time to time as mutually agreed to in writing by the Parties without formal amendment to this Agreement.”

e.	The definition of “Basic Program” is hereby added to the Agreement as follows:

““Basic Program” means a New Program that consists of product features already developed at the time of the initial request for such New Program, and which, the Parties agree in good faith, does not require material development effort for implementation, other than development efforts related to (a) changes to brand name and logo, (b) text changes to the Online Application System, (c) changes to Credit Agreement templates, Truth in Lending Disclosures, and other forms in effect for other Programs at the time of the initial New Program request, and/or (d) consumer pricing.”

f.	The definition of “Basic Program Proposal” is hereby added to the Agreement as follows:

““Basic Program Proposal has the meaning set forth in Section 3.13.2 of this Agreement.”

g.	The definition of “Complex Program” is hereby added to the Agreement as follows:

““Complex Program” means a New Program that consists of product features or custom configurations which have not yet been developed at the time of the initial request for such New Program, and which, the Parties agree in good faith, requires material development effort for implementation.”

h.	The definition of “Complex Program Proposal” is hereby added to the Agreement as follows:

““Complex Program Proposal” has the meaning set forth in Section 3.13.3 of this Agreement.”

i.	The definition of “Customer Facing Subcontractor” is hereby added to the Agreement as follows:

““Customer Facing Subcontractor” has the meaning set forth in Section 8.7.3 to this Agreement.”

j.	The definition of “FM Indemnified Party” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““FM Indemnified Party” means FMC, FMER, each Affiliate of FMC, each Affiliate of FMER, and each of the respective current, former and future officers, directors, and employees of any of the foregoing.”

k.	The definition of “FMC Custom Model Property” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““FMC Custom Model Property” means the FMC Custom Score and all deliverables, materials, software, flowcharts, ideas, concepts, designs, and reports or other analyses which relate to the FMC Custom Score, including any modifications, enhancements or derivative works thereof.

l.	The definition of “FMC Custom Score” is hereby added to the Agreement as follows:

““FMC Custom Score” means the custom score model developed and maintained by FMC, which is proprietary thereto, as described in the Program Guidelines.”

m.	The definition of “FMC URI/URL” is hereby deleted in its entirety.

n.	The definition of “FMC Website” is hereby deleted in its entirety.

o.	The definition of “FMER Funding Account” is hereby deleted in its entirety.

p.	The definition of “Historical Fraud Data” is hereby added to the Agreement as follows:

““Historical Fraud Data” has the meaning set forth in Section 3.10.2 of this Agreement.”

q.	The definition of “New Program” is hereby added to the Agreement as follows:

““New Program” has the meaning set forth in Section 3.13.1 of this Agreement.”

r.	The definition of “Online Application System” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““Online Application System” means the internet-based system used for the (a) intake of Application information from Applicants, (b) reporting credit decisions on Applications, (c) delivery to Applicants of the Credit Agreements and disclosures required by Requirements of Law, including Truth-in-Lending Disclosure Statements, and (d) loan status information and details.”

s.	The definition of “Origination Funding Account” is hereby added to the Agreement as follows:

““Origination Funding Account” means an account maintained at a FDIC-insured depository institution into which FMER will deposit, or will cause Origination Subcontractor to deposit, Loan funds for disbursement after receiving them from the SunTrust Disbursement Account via ACH.”

t.	The definition of “Origination Subcontractor” is hereby added to the Agreement as follows:

““Origination Subcontractor” means a Subcontractor retained by FMC and/or FMER that, subject to Section 8.7 of this Agreement, has been approved in writing by SunTrust to perform those Loan Processing Services, customer service call center services, and such other Services set forth on Exhibit L to this Agreement. Any Origination Subcontractor that performs Services in connection with this Agreement shall be set forth on Schedule 4 to Exhibit D to this Agreement. For the avoidance of doubt, use of the term “Subcontractor” in this Agreement shall include any Origination Subcontractor.”

u.	The definition of “Personnel” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““Personnel” means the employees, contractors, Subcontractors, and agents of a Party.”

v.	The definition of “Pricing Schedule” is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

““Pricing Schedule” means each separate pricing table set forth in Section 6 of the Program Guidelines which identifies the rate and fee combinations for each Product, including the Borrower loan pricing portion, which SunTrust may modify from time to time, subject to the provisions of Section 3.7 of this Agreement.”

w.	The definition of “Product” is hereby added to the Agreement as follows:

““Product” means, with regard to a Program, a Fixed Rate Loan product or Variable Rate Loan product offered under such Program.”

x.	The definition of “Product Configuration Change” is hereby added to the Agreement as follows:

““Product Configuration Change” has the meaning set forth in Section 4.1.1(a) of this Agreement.”

y.	The definition of “Product Configuration Change Negotiation Period” is hereby added to the Agreement as follows:

““Product Configuration Change Negotiation Period” has the meaning set forth in Section 4.1.1(b) of this Agreement.”

z.	The definition of “Program Change Proposal” is hereby added to the Agreement as follows:

““Program Change Proposal” means, with regard to a Standard Program Change or a Product Configuration Change, a written proposal containing (a) a brief description of the change, (b) FMER’s, FMC’s, and/or the Origination Subcontractor’s ability to implement the change, as applicable, and (c) the terms and conditions on which FMER, FMC, and/or the Origination Subcontractor, as applicable, would be willing to implement the change, including estimated cost, milestone-based invoice schedule, implementation timeframe, and a high level description of proposed changes to systems, documents, and processes to accommodate the Standard Program Change or Product Configuration Change, as applicable.”

aa.	The definition of “Recoveries” is hereby amended by adding “or Approved Collectors” after “Affiliates”.

bb.	The definition of “Revised Graduate Business School Program” is hereby added to the Agreement as follows:

““Revised Graduate Business School Program” has the meaning set forth in Section 4.1.1(d) of this Agreement.”

cc.	The definition of “Special Project” is hereby added to the Agreement as follows:

““Special Project” has the meaning set forth in Section 6.9 of this Agreement.”

dd.	The definition of “Standard Program Change” is hereby added to the Agreement as follows:

““Standard Program Change” means a change to the Loan Processing Services, the Program Guidelines, including to any documentation contained or described therein, or to the Program, which such change is neither (a) a Product Configuration Change, nor (b) a change to the Pricing Schedule.”

ee.	The definition of “Subcontractor Agreement” is hereby added to the Agreement as follows:

““Subcontractor Agreement” has the meaning set forth in Section 8.7.1 of this Agreement.”

ff.	The definition of “Subsequent Deliverables” is hereby added to the Agreement as follows:

““Subsequent Deliverables” means those functionalities in place, and services performed by FMC and/or FMER, under this Agreement as of the Sixteenth Amendment Effective Date, including those functionalities and services set forth on Exhibit M to this Agreement; provided, however, the Parties acknowledge and agree that to the extent that a functionality or service (a) is not included on Exhibit M to this Agreement, and (b) is, by mutual written agreement of the Parties, a service that is no longer to be provided, or a functionality that is no longer to be in production, as applicable, at any point following the Sixteenth Amendment Effective Date, neither FMC nor FMER hereby agrees to restore such service or functionality at a future date. Such service or functionality, as applicable, may be restored upon mutual agreement of the Parties, subject to the terms of this Agreement.”

gg.	The definition of “Sub-vendor” is hereby added to the Agreement as follows:

““Sub-vendor” has the meaning set forth in Section 8.7.1 of this Agreement.”

hh.	The definition of “SunTrust URI/URL is hereby deleted in its entirety.

2. Permission to Sublicense SunTrust Marks. The Parties hereby amend Section 2.1 of the Agreement by deleting the last sentence in its entirety and inserting the following in replacement thereof:

“Neither of FMC nor FMER shall authorize the use, transfer, assignment, lease, or sublicense, in whole or in part, of any SunTrust Marks without SunTrust’s prior written consent; provided, however, that FMER may sublicense the SunTrust Marks to any Origination Subcontractor solely (x) as necessary for such Origination Subcontractor to perform the Services contemplated herein, provided that FMER has received from SunTrust prior written approval of any proposed use of the SunTrust Marks by an Origination Subcontractor, which such approval shall not be unreasonably withheld or delayed, and (y) as otherwise approved in writing by SunTrust from time to time. FMER represents, warrants, and covenants that to the extent FMER sublicenses any of the SunTrust Marks to an Origination Subcontractor, FMER shall cause such Origination Subcontractor to use the SunTrust Marks solely in compliance with the terms and restrictions set forth in this Agreement. The Parties acknowledge and agree that SunTrust may reference FMC, FMER, and/or an Origination Subcontractor on the SunTrust Website to the extent necessary to inform potential Applicants that they are being transferred to another website hosted by the applicable party; provided, however, that any such reference must be approved in advance in writing by FMC or FMER, as applicable. For the avoidance of doubt, SunTrust shall direct any request for permission to reference an Origination Subcontractor on the SunTrust Website to FMER.”

3. Ownership. The Parties hereby amend Section 2.4 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“2.4 Ownership. All Applications and related Credit Agreements created under the Program and this Agreement for Applicants and Borrowers through the Online Application System shall be exclusively owned by SunTrust. SunTrust hereby authorizes FMC, as its agent, to the extent permitted by Requirements of Law, to use data collected from Applications and Loan inquiries to conduct activities under this Article 2, including, with respect to Applications and Loan inquiries received through the Online Application System, retaining customer lists and comparing such customer lists with data obtained from partial or completed Applications, subject in all cases to the confidentiality and information security provisions of this Agreement and Requirements of Law. FMC shall not at any time use information obtained or derived from Applications through the Online Application System to solicit individuals for financial services other than Loans under the Program Guidelines, except as otherwise permitted in writing by SunTrust. It shall not be deemed to be a breach of the foregoing prohibition for FMC to undertake marketing and solicitation activities (a) directed to the general public, or (b) based on marketing lists derived from (i) generally available data (such as credit bureau reporting data), or (ii) any source other than SunTrust.”

4. Credit Agreement Changes. The Parties hereby amend Section 3.1.1 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.1.1 FMER will use the forms of Credit Agreements approved by SunTrust and included in the Program Guidelines. SunTrust and FMER shall notify each other from time to time of recommended changes to the Credit Agreements, which such changes shall be implemented subject to Section 3.4 of this Agreement. SunTrust represents and warrants that the forms of Credit Agreement comply, and, as they may be modified from time to time with SunTrust’s approval for inclusion in the Program Guidelines, will comply, with the Program Guidelines and Requirements of Law. FMER represents that its use of such forms shall comply with this Agreement, the Program Guidelines and Requirements of Law.”

5. Privacy Notice. The Parties hereby amend Section 3.3 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.3 Privacy Notice. SunTrust will provide FMER and FMC with a web link to its online Privacy Notice which FMC will make available on both the FMC Website and each page of the Online Application System; provided, however, that neither FMC nor FMER is responsible for the content of SunTrust’s Privacy Notice or its compliance with the requirements of any Requirements of Law, including the Gramm-Leach-Bliley Act or Regulation P. FMER shall include its privacy statement, or, if applicable, shall cause Origination Subcontractor to include Origination Subcontractor’s privacy statement, in the Online Application System. SunTrust shall mail its initial privacy policy to each Applicant within thirty (30) days of the Application date.”

6. Program Changes. The Parties hereby amend Section 3.4 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.4 Additional Forms, Documents, and Disclosures; Standard Program Changes.

3.4.1 Any documentation not set forth in this Section 3 or the Program Guidelines that SunTrust requires for the origination and processing of Applications will be identified and provided by SunTrust to FMC and/or FMER for use by FMC and/or FMER, as applicable. SunTrust represents, warrants, and covenants that any such form provided to FMC and/or FMER and any instructions with respect thereto shall comply with the Agreement, the Program Guidelines and Requirements of Law.

3.4.2 From time to time, subject to this Section 3.4.2, a Party may request a Standard Program Change. FMER and/or FMC, as applicable, shall not implement any Standard Program Change without SunTrust’s prior written consent. Either (a) in the event that FMER and/or FMC determines that a Standard Program Change should be implemented, or (b) within twenty five (25) Business Days, or such other period of time as mutually agreed to in writing by the applicable Parties, of FMER’s and/or FMC’s receipt of a Standard Program Change request from SunTrust, as applicable, FMER and/or FMC shall provide to SunTrust a Program Change Proposal. Following SunTrust’s receipt of a Program Change Proposal under this Section 3.4.2, the Parties shall enter into good faith discussions to determine whether the Program Change Proposal, including any changes to such Program Change Proposal that may be negotiated among the Parties, is mutually acceptable to the Parties and, if the Program Change Proposal is mutually acceptable, to finalize and execute written business requirements related thereto. Such good faith discussions shall occur within a commercially reasonable timeframe but in any event shall not exceed one hundred eighty (180) calendar days from the date on which SunTrust receives the Program Change Proposal. The Parties shall use good faith efforts to implement the Standard Program Change in accordance with the good faith estimates set forth in the Program Change Proposal, as such Program Change Proposal may be amended by the good faith discussions among the Parties. SunTrust shall pay FMER the final amount due in connection with each Standard Program Change in accordance with Section 6.9 of this Agreement. The Parties agree that the Subsequent Deliverables and changes related thereto shall not be Standard Program Changes and SunTrust shall not incur any costs under this Section 3.4.2 related to the implementation of any Subsequent Deliverable; provided, however, that SunTrust shall be responsible for costs associated with any change related to a Subsequent Deliverable to the extent that such costs are directly related to implementation of a functionality that is not in place, or a service that is not being performed by FMC and/or FMER, as of the Sixteenth Amendment Effective Date, and that any such change meeting the definition of a Standard Program Change shall be treated as such in accordance with this Section 3.4.2. Notwithstanding anything in this Section 3.4.2, SunTrust shall not be responsible to FMC or FMER for costs associated with changes made to comply with Requirements of Law; provided, however, if the Parties disagree regarding whether a change is required to comply with Requirements of Law, then the Parties shall engage in good faith discussions for no greater than ten (10) Business Days from the date on which FMC and/or FMER, as applicable, first receives the Program Change Proposal from SunTrust to resolve such disagreement. If the Parties cannot reach agreement following such ten (10) Business Days, then the Parties shall proceed in accordance with the dispute resolution procedures set forth in Article 17 of this Agreement.

Any Standard Program Change and Subsequent Deliverable agreed to by the Parties shall be incorporated into a new or restated Exhibit to this Agreement or as an addendum to the Program Guidelines, as applicable, which such new or restated Exhibit shall be signed by duly authorized representatives of the applicable Parties prior to implementation of such Standard Program Change or Subsequent Deliverable, as applicable.”

7. Credit Bureau Agreements. The Parties hereby amend Section 3.5 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.5 Credit Bureau Agreements. As a condition of FMC’s and FMER’s obligations under this Agreement, SunTrust shall (a) execute a TransUnion Addendum, in the form substantially similar to the attached Exhibit C hereto, authorizing FMER to make credit inquiries on SunTrust’s behalf solely for purposes of the Program as permitted by Requirements of Law and the Program Guidelines, and (b) from time to time, cooperate with the other Parties, TransUnion, and/or FICO, as applicable, in good faith to reach mutually agreed upon terms that permit FMC, FMER, and/or an Origination Subcontractor, as the case may be, to perform their applicable obligations or, in the case of FMC or FMER, to exercise its rights, under this Agreement. SunTrust shall cooperate in good faith with the FMC, FMER, and/or TransUnion, as applicable, to execute any agreement, or any addendum or amendment to any agreement, that reflects terms which have been mutually agreed upon by the parties thereto, to the extent such agreement, addendum, or amendment is reasonably required by TransUnion for FMC, FMER, or an Origination Subcontractor, as applicable, to perform its respective obligations, or, in the case of FMC or FMER, to exercise its rights, under this Agreement.”

8. Application Receipt and Review. The Parties hereby amend the second paragraph of Section 3.6.1 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“Applications shall be submitted via the Online Application System; provided, however, that neither FMC, FMER, nor an Origination Subcontractor shall input Application information into the Online Application System or submit an Application online on behalf of an Applicant. Application review shall initially be conducted on an automated basis. If any part of the Application process up until an initial credit decision has been rendered cannot be conducted on an automated basis, but instead must be performed manually by FMER, such manual performance shall not cause unnecessary delay and the performance of any such manual process shall be completed in accordance with the service standards set forth in the Program Guidelines and in accordance with Requirements of Law.”

9. Approval Disclosure. The Parties hereby amend the heading of Section 3.6.1.3 of the Agreement by deleting the phrase “; Approval Disclosure”.

10. Certification by the Eligible Institution. The Parties hereby amend Section 3.6.1.4 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.6.1.4 [Reserved.]”

11. Final Approval of an Application. The Parties hereby amend Section 3.6.2 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.6.2 Final Approval of an Application. Upon receipt of the executed Credit Agreement, Applicant Self-Certification Form, and other requested information from the Applicant(s) who has received credit approval under Section 3.6.1 of this Agreement, FMER shall perform the following functions and SunTrust shall assist as indicated:

3.6.2.1 Document Review. FMER shall review the Credit Agreement and any supporting documentation required by the Program Guidelines to ensure that the Credit Agreement has been executed in the name of all Applicants and that the supporting documentation meets the requirements set forth in the Program Guidelines. If any necessary documents, data, signature(s), forms or other required information are outstanding, FMER shall use commercially reasonable efforts to secure such missing documents, data, signatures, forms or other required information on behalf of SunTrust from the Applicant(s). FMER shall use commercially reasonable efforts to inquire of the Applicant(s) as to all missing information promptly after receipt of the incomplete Application. In processing Applications, FMER’s policies shall comply with the Customer Identification Program, Red Flags

Policy, OFAC Program, Address Mismatch Program and any other regulatory programs as required by this Agreement, the Program Guidelines, and/or Requirements of Law. Upon receipt of complete Application data, FMER shall continue processing the Application hereunder and under the Program Guidelines.

3.6.2.2 Approval Disclosure; School Certification. After FMER has received (a) a Credit Agreement executed by all Applicant(s), (b) an executed Applicant Self-Certification Form, and (c) all required supporting documentation other than such documentation set forth in this Section 3.6.2.2, FMER shall deliver an Approval Disclosure to Applicants whose Applications have been approved based on FMER’s review of credit and all required documentation subject to the Program Guidelines. After delivery of the Approval Disclosure, FMER shall not make any changes to the Application or proposed Loan terms, except as permitted by Requirements of Law, and shall allow the Applicant(s) to accept the Loan within the time period permitted under Requirements of Law. Once the Applicant(s) has accepted the terms of the Loan under the Approval Disclosure, FMER shall communicate with the applicable Eligible Institution and shall obtain such Eligible Institution’s certification of enrollment and financial need prior to completing its final review of the Application. FMER shall use commercially reasonable efforts to inquire of the Eligible Institution as to all missing information after receipt of an incomplete or unacceptable certification of enrollment and financial need.

3.6.2.3 Final Review. When FMER has possession of all necessary data and documentation relating to particular Applicant(s), including the certification of enrollment and financial need from the Eligible Institution, FMER shall conduct a final review to ensure that the terms of the Loan as set forth in the Approval Disclosure have been accepted and to confirm that the Applicant(s) is approved for a Loan in accordance with the standards and processes contained in the Program Guidelines.

3.6.2.4 Approval; Denial; Final Disclosure. After completion of the final review set forth in Section 3.6.2.3, FMER will, on behalf of SunTrust, approve or deny the Application. Such decision shall be made solely in accordance with the Program Guidelines and any other written instructions from SunTrust that are not inconsistent therewith and that comply with Requirements of Law. SunTrust covenants, represents, and warrants that such instructions comply, or will comply, with this Agreement, the Program Guidelines, and Requirements of Law. FMER shall notify and send to the Applicant(s) the Final Disclosure in accordance with Requirements of Law. FMER shall not disburse funds until the expiration of the right to cancel, as required under Requirements of Law. Cancellation shall be effective as set forth in the Program Guidelines. In the case of denial of an Application, FMER shall so notify the Applicant in accordance with Requirements of Law (which, for the avoidance of doubt, shall include the Equal Credit Opportunity Act and the Fair Credit Reporting Act).”

12. Fulfillment and Disbursement of Approved Loans. The Parties hereby amend Section 3.6.3.2 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.6.3.2 By 12:00 p.m. eastern time on the Roster Date for each Loan, FMER will provide SunTrust with a disbursement roster detailing all Loans scheduled for disbursement. SunTrust will fund each Loan on the disbursement roster by depositing in the SunTrust Disbursement Account by no later than 11:59 p.m. eastern time on the Roster Date, an amount equal to the sum to be disbursed for the Loans on the disbursement roster. SunTrust hereby authorizes FMER to access the SunTrust Disbursement Account by ACH debit for the purpose of ultimately transferring the disbursement funds to the Origination Funding Account either directly or via an account in FMER’s name maintained at a FDIC-insured depository institution for access by an Origination Subcontractor, and to complete the disbursement of the Loan on the Disbursement Date. The Parties acknowledge and agree that FMER may grant an Origination Subcontractor access to the Origination Funding Account for the purpose of making Loan disbursements on behalf of SunTrust; provided, that, (a) unless the Parties mutually agree in writing otherwise, in no event shall an Origination Subcontractor access the SunTrust Disbursement Account directly, and (b) FMER has entered into a written agreement with such Origination Subcontractor which permits SunTrust to proceed directly against such Origination Subcontractor for the recovery of any funds (i) that are not disbursed in accordance with this Agreement, or (ii) to which SunTrust is otherwise entitled, including reduced or returned Loan disbursements. SunTrust understands that FMER intends to disburse Loan proceeds from the Origination Funding Account as frequently as necessary to accommodate the funding needs of Borrowers and Eligible Institutions, including as frequently as daily. SunTrust agrees to fund the SunTrust Disbursement Account as often as necessary to facilitate such frequent disbursements. Provided that adequate funds are transferred by SunTrust to the SunTrust Disbursement Account, FMER will complete disbursement of the Loans on the Disbursement Date by electronic funds transfer to the applicable Eligible Institution or by check written in accordance with the Program Guidelines. If the Borrower cancels or withdraws his or her Application or cancels the Loan within the time permitted for cancellation under the Program Guidelines, Requirements of Law or the Credit Agreement, FMER, as SunTrust’s agent, will promptly process the cancellation by (x) requesting repayment of any funds disbursed on the canceled Loan from the Borrower and the applicable Eligible Institution, and (y) remitting such collected amounts to the Servicer for the benefit of SunTrust. In the event the Borrower or Eligible Institution returns the funds to FMER or to SunTrust, FMER or SunTrust, as applicable, shall remit the funds to Servicer to process the cancellation for the benefit of SunTrust. Subsequent disbursements with respect to any Loan may be canceled as set forth in the Program Guidelines.”

13. Loan Delivery Systems. The Parties hereby amend the first paragraph of Section 3.6.3.3 of the Agreement by inserting the following at the end of the first paragraph:

“Each of FMC and FMER, in the case of ELM, and SunTrust, in the case of all other CDAs, shall execute any agreement, or any addendum or amendment to any agreement, to the extent such agreement, addendum, or amendment is reasonably required by the applicable CDA for a Party to (i) perform its respective obligations under this Agreement, (ii) exercise its rights under this Agreement, including FMC’s and FMER’s right to subcontract certain obligations to an Origination Subcontractor, subject to Sections 3.12 and 8.7 of this Agreement, or (iii) in the case of FMC and/or FMER, cause an Origination Subcontractor to perform certain obligations on behalf of FMC and/or FMER, as applicable.”

14. Changes to Pricing Schedule. The Parties hereby amend Section 3.7 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.7 Pricing Schedule. SunTrust may revise a Pricing Schedule from time to time upon ten (10) Business Days prior written notice to FMC; provided, however, SunTrust agrees that any such change shall be commercially reasonable, in accordance with the representation and warranty made in Section 8.2.3 of this Agreement, and, with respect to Fixed Rate Loans, based on market conditions or fluctuations in the cost of certain financial instruments. Unless otherwise agreed by SunTrust and FMC in writing, changes to a Pricing Schedule shall be effective for, and applied only to, Applications submitted for a credit check after the effective date of such changes, and not to Applications for which a credit check has already been completed. There is no limit to the number of Pricing Schedule revisions that SunTrust may request within any calendar year during the Term [**].

15. Access to and Maintaining of Records. The Parties hereby amend Section 3.8.5.6 of the Agreement by deleting the final sentence thereof in its entirety and inserting the following in replacement thereof:

“Subject to Section 18.6 of this Agreement, FMER agrees to maintain all records of Applicant Information along with any Loan documentation it retains (or any copies thereof) for at least seven (7) years from either the time the Loan is repaid and closed or the Loan is sold by SunTrust to a third party and to keep records of the verification of the Applicant Information for at least seven (7) years from the date of such verification.”

16. Use of Loan Origination Data For Fraud Prevention. The Parties hereby amend Section 3.10.2 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.10.2 Notwithstanding the foregoing or any other provision of this Agreement to the contrary, SunTrust hereby authorizes FMER to (a) retain and use, and to permit any Origination Subcontractor to retain and use, records of data and information received under this Agreement, relating to Applicants and Borrowers, in identified form, for the limited purpose of identifying red flags or indications of identity theft or other fraud on any private education loan application, regardless of whether such application is made under this Agreement (“Fraud Database Data”), and (b) disclose Fraud Database Data to its Affiliates and to any Origination Subcontractor for the limited purpose set forth in Section 3.10.2(a). Further, to the extent SunTrust’s private education loan applications have been processed by FMER outside of this Agreement, either in FMER’s capacity as an agent for SunTrust or subcontractor of SunTrust’s agent, SunTrust authorizes FMER to (x) retain and use, and to permit any Origination Subcontractor to retain and use, historic records of application data and information relating to private education loan applicants and borrowers received by FMER in such capacity, in identified form, for the limited purpose of identifying red flags or indications of identity theft or other fraud on any private education loan application, regardless of whether such application is made under this Agreement (“Historical Fraud Data”), and (y) disclose Historical Fraud Data to its Affiliates and to any Origination Subcontractor for the limited purpose set forth in Section 3.10.2(x).”

17. Subcontractors. The Parties hereby amend Section 3.12 of this Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“3.12 Subcontracting Loan Processing Services. Subject to Section 8.7 of this Agreement, FMER and/or FMC, as applicable, may retain Subcontractors to perform, or to assist in its performance of, the Loan Processing Services, including ministerial services; provided, however, that any such Subcontractors other than the Initial Vendors and any Origination Subcontractor must be approved by SunTrust in accordance with the procedure set forth for Advertising Firms and Marketers in Section 2.7.2 of this Agreement. For the avoidance of doubt, Initial Vendors and Origination Subcontractors shall be subject to Section 8.7 of this Agreement and shall not be subject to the approval process set forth in Section 2.7.2 of this Agreement.”

18. New Programs. The Parties hereby amend the Agreement by inserting a new Section 3.13 as follows:

“3.13 New Programs.

3.13.1 General. From time to time, a Party may propose to the other Parties the development of a new education loan program to be funded by SunTrust and administered by FMC and/or FMER under this Agreement, which, if implemented, shall be a Program for all purposes under this Agreement (each such proposed Program, a “New Program”), by providing to the other Parties in writing the proposed product configuration terms, including the pricing, repayment options, tier construction, and high level eligibility guidelines, of the New Program. Any New Program implemented by the Parties shall be incorporated into an amendment to this Agreement and the Program Guidelines, as applicable, which such amendment shall be signed by duly authorized representatives of the applicable Parties prior to implementation of such New Program; provided, however, that the Parties may mutually agree to adopt a separate set of program guidelines to accommodate the New Program, which such separate set of program guidelines shall be incorporated into an amendment to this Agreement.

3.13.2 Basic Programs. In the event that the New Program is a Basic Program, to the extent that the Parties agree in writing to the concept and the proposed product configuration terms of such Basic Program, within ten (10) Business Days following the date on which all Parties provided such written agreement, or such other period of time as mutually agreed to in writing by the applicable Parties, FMER and/or FMC shall provide to SunTrust a written proposal containing a good faith estimate of the number of hours and cost associated with the design, development, and implementation of a Basic Program, and an invoice schedule (each proposal, a “Basic Program Proposal”). Following SunTrust’s receipt of a Basic Program Proposal, the Parties shall enter into good faith discussions to determine whether the Basic Program Proposal, including any changes to such Basic Program Proposal that may be negotiated among the Parties, is mutual acceptable to the Parties and, if the Basic Program Proposal is mutually acceptable, to begin development work on implementation of the New Program. Such good faith discussions shall not exceed ten (10) Business Days from the date on which SunTrust first receives the Basic Program Proposal. The Parties shall use good faith efforts to implement such Basic Program in accordance with the good faith estimates set forth in the Basic Program Proposal, as such Basic Program Proposal may be amended by the good faith discussions among the Parties. SunTrust shall pay FMER the final amount due in connection with each Basic Program in accordance with Section 6.9 of this Agreement.

3.13.3 Complex Programs. In the event that the New Program is a Complex Program, to the extent that the Parties agree in writing to the concept and the proposed product configuration terms of the Complex Program, within twenty five (25) Business Days following the date on which all Parties provide such written agreement, or such other period of time as mutually agreed to in writing by the applicable Parties, FMER and/or FMC shall provide in writing to SunTrust the terms and conditions on which FMER, FMC, and/or the Origination Subcontractor, as applicable, would be willing to implement the Complex Program, including estimated cost, milestone-based invoice schedule, estimated implementation timeframe, and a high level description of proposed changes to systems, documents, and processes impacted by the implementation of the Complex Program (each, a “Complex Program Proposal”). Following SunTrust’s receipt of a Complex Program Proposal, the Parties shall enter into good faith discussions to determine whether the Complex Program Proposal, including any changes to such Complex Program Proposal that may be negotiated among the Parties, is mutually acceptable to the Parties and, if the Complex Program Proposal is mutually acceptable, to finalize and execute written business requirements related thereto. Such good faith discussions shall occur within a commercially reasonable timeframe but in any event shall not exceed one hundred eighty (180) calendar days from the date on which SunTrust receives the Complex Program Proposal. The Parties shall use good faith efforts to implement the Complex Program in accordance with the good faith estimates set forth in the Complex Program Proposal, as such Complex Program Proposal may be amended by the good faith discussions among the Parties. SunTrust shall pay FMER the final amount due in connection with each Complex Program in accordance with Section 6.9 of this Agreement.”

19. Product Configuration Changes. The Parties hereby amend Section 4.1.1 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“4.1.1(a) No later than fifteen (15) calendar days after the end of each calendar quarter, FMC shall review the Pools on an aggregate basis and present findings to SunTrust regarding product configuration for the Program, including findings regarding pricing, tier construction, repayment options, repayment terms, and the lists of Eligible Institutions in the Program Guidelines. Following SunTrust’s receipt of such findings, the Parties may recommend in writing delivered to the other Parties reasonable changes to tier construction, repayment options, repayment terms and/or the lists of Eligible Institutions in the Program Guidelines (each such change, a “Product Configuration Change”).

(b) If the Parties do not agree in writing to the proposed Product Configuration Change(s) within ten (10) Business Days of the date on which the non-proposing Parties first receive the proposing Party’s written recommendation(s), the Parties shall confer in good faith about the proposed Product Configuration Change(s). If the Parties cannot agree to the proposed Product Configuration Change(s) within thirty (30) calendar days after the date on which the non-proposing Parties first received the proposing Party’s written recommendation(s) (such thirty (30) day period, the “Product Configuration Change Negotiation Period”), then any Party may, by written notice to the other Parties delivered no later than thirty (30) calendar days after the expiration of the Product Configuration Change Negotiation Period, terminate this Agreement in accordance with Section 18.2.4 of this Agreement, subject to Section 18.1 and Section 18.3 of this Agreement, effective upon fifteen (15) calendar days after delivery of such written termination notice.

(c) If the Parties agree in writing to a Party’s proposed Product Configuration Change(s), then, within twenty (20) Business Days of the date on which all of the Parties have provided such written agreement, or such other period of time as mutually agreed to in writing by the applicable Parties, FMER and/or FMC shall provide to SunTrust a Program Change Proposal. Following SunTrust’s receipt of a Program Change Proposal under this Section 4.1.1(c), the Parties shall enter into good faith discussions to determine whether the Program Change Proposal, including any changes to such Program Change Proposal that may be negotiated among the Parties, is mutually acceptable to the Parties and, if the Program Change Proposal is mutually acceptable, to finalize and execute written business requirements related thereto. Such good faith discussions shall occur within a commercially reasonable timeframe but in any event shall not exceed one hundred eighty (180) calendar days from the date on which SunTrust receives the Program Change Proposal. The Parties shall use good faith efforts to implement the Product Configuration Change in accordance with the good faith estimates set forth in the Program Change Proposal, as such Program Change Proposal may be amended by the good faith discussions among the Parties. Any Product Configuration Change agreed to by the Parties shall be incorporated into a new or restated Exhibit to this Agreement or as an addendum to the Program Guidelines, as applicable, which shall be signed by duly authorized representatives of the applicable Parties prior to implementation of such Product Configuration Change. Notwithstanding anything in the foregoing, changes to the Pricing Schedule shall be implemented in accordance with Section 3.7 of this Agreement and shall not be subject to this Section 4.1.1(c). SunTrust shall pay FMER the final amount due in connection with each Product Configuration Change in accordance with Section 6.9 of this Agreement. The Parties agree that the Subsequent Deliverables and changes related thereto shall not be Product Configuration Changes and SunTrust shall not incur any costs under Section 4.1.1 related to the implementation of any Subsequent Deliverable; provided, however, that SunTrust shall be responsible for costs associated with any change related to a Subsequent Deliverable to the extent that such costs are directly related to implementation of a functionality that is not in place, or a service that is not being performed by FMC and/or FMER, as of the Sixteenth Amendment Effective Date, and that any such change meeting the definition of a Product Configuration Change shall be treated as such in accordance with Section 4.1.1 of this Agreement. [**]. If the Parties cannot reach agreement following such ten (10) Business Days, then the Parties shall proceed in accordance with the dispute resolution procedures set forth in Article 17 of this Agreement.

(d) The Parties agree that they intend to implement certain revisions to the Graduate Business School Program, which such revisions shall be mutually agreed upon by the Parties in advance and in writing (the “Revised Graduate Business School Program”). The Parties shall cooperate in good faith to develop written business requirements and to implement the Revised

Graduate Business School Program, and agree that the Revised Graduate Business Program shall not be considered a Product Configuration Change, Standard Program Change, or New Program under this Agreement. SunTrust shall reimburse to FMC the lesser of (i) [**] percent ([**]%) of the amount incurred by FMC in connection with the development and implementation of the Revised Graduate Business School Program, and (ii) [**] Dollars ($[**]), payable to FMER within sixty (60) days following the date on which SunTrust provides written signoff to FMER on complete end-to-end user acceptance testing related to the Revised Graduate Business School Program, which such signoff shall not be unreasonably withheld, delayed, or conditioned.”

20. Program Support Services Subcontractors. The Parties hereby amend the Agreement as it relates to Subcontractors performing Program Support Services by making the following changes:

a.	Section 4.5.3 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

“4.5.3 [Reserved.]”

b.	Section 4.7 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

“4.7 Subcontractors. Subject to Section 8.7 of this Agreement, FMER may utilize the services of Approved Collectors in the performance of the Program Support Services.”

21. Complaints and Requests for Information. The Parties hereby amend Section 4.8.4 of the Agreement by deleting the first sentence in its entirety and inserting the following in replacement thereof:

“4.8.4 Complaints and Requests for Information. In addition to any requirements set forth in the Program Guidelines and the Servicing Agreement, FMC and/or FMER will notify SunTrust within one (1) Business Day of FMC and/or FMER’s, as applicable, receipt of any written consumer complaint relating to Services performed under this Agreement, and shall forward a copy of the complaint to SunTrust.”

22. Fees for Changes to Pricing Schedule. The Parties hereby amend Article 6 of the Agreement by inserting a new Section 6.8 as follows:

“6.8 Changes to Pricing Schedule. [**]”

23. Costs for New Programs and Changes to Program Guidelines. The Parties hereby amend Article 6 of the Agreement by inserting a new Section 6.9 as follows:

“6.9 Costs for New Programs and Changes to Program Guidelines. SunTrust shall pay FMC or FMER, as applicable, the costs associated with any Standard Program Change under Section 3.4.2 of this Agreement, Product Configuration Change under Section 4.1.1 of this Agreement, Basic Program under Section 3.13.2 of this Agreement, and Complex Program under Section 3.13.3 of this Agreement, as applicable (each, a “Special Project”), in accordance with the invoice schedule set forth in the associated Program Change Proposal, Basic Program Proposal, or Complex Program Proposal, as applicable, as such Program Change Proposal, Basic Program Proposal, or Complex Program Proposal may be amended by good faith discussions among the Parties. During the course of the Special Project, as soon as FMC and/or FMER knows, or reasonably should know, that the costs associated with such Special Project, which such costs would be billed to SunTrust if incurred, may exceed the written estimated costs previously approved by SunTrust by an amount greater than or equal to [**] Dollars ($[**]), FMC and/or FMER, as applicable, shall, unless directed otherwise by SunTrust, (a) immediately cease all work on the applicable Special Project, (b) promptly provide a revised estimate in writing to SunTrust, and (c) resume work on the Special Project only as directed by SunTrust in writing. In the event that SunTrust does not instruct FMC and/or FMER, as applicable, to resume work on a Special Project, SunTrust shall remain liable for the applicable costs incurred through the date on which SunTrust instructed FMC and/or FMER, as applicable, to cease work, to the extent that FMC and/or FMER, as applicable, performed all work on the applicable Special Project, or caused all work on the applicable Special Project, to be performed (x) in good faith, and (y) in accordance with the final Business Requirements.”

24. Subcontractors. The Parties hereby amend Article 8 of the Agreement by inserting a new Section 8.7 as follows:

“8.7 Subcontractors; Origination Subcontractors.

8.7.1 General. To the extent that any Subcontractor, including any Origination Subcontractor or Approved Collector, performs any obligations that FMC and/or FMER, as applicable, would otherwise perform under this Agreement, each of FMC and FMER shall, as applicable, (a) oversee the results of operations of such Subcontractor, (b) take commercially reasonable due diligence measures before engaging such Subcontractor, and review the Subcontractor’s performance of such Subcontractor’s obligations on at least an annual basis thereafter, (c) remain liable for all of its respective obligations under this Agreement, including any obligations that are performed by a Subcontractor, and (d) enter into a written agreement with such Subcontractor that requires such Subcontractor to materially adhere to, and perform its obligations in material compliance with, the terms and conditions of this Agreement applicable to such Subcontractor, including applicable Requirements of Law (each such written agreement, a “Subcontractor Agreement”); provided, however, that to the extent FMC and/or FMER has an obligation under this Agreement to provide any information or documentation to SunTrust, the Parties acknowledge and agree that such information or documentation shall be provided to SunTrust by FMC and/or FMER, as applicable, subject to the applicable timeframes and requirements set forth in this Agreement. The Parties acknowledge and agree that FMER shall provide reports of its initial and any annual reviews of each Subcontractor performed pursuant to Section 8.7 of this Agreement upon SunTrust’s reasonable request. The Parties further acknowledge and agree that a Subcontractor may use an Affiliate of such Subcontractor or a third party vendor (each, a “Sub-vendor”) to perform ministerial services in connection with such Subcontractor’s performance of obligations applicable to this Agreement.

As between SunTrust and FMC/FMER, FMC and/or FMER, as applicable, will pay, and hereby accept full and exclusive liability for the payment of, any and all contributions and taxes for unemployment compensation, disability insurance, old age pension, or annuities, and all similar provisions now or hereafter imposed by any Governmental Authority, which are imposed with respect to or measured by wages, salaries, or other compensation paid by FMC and/or FMER to its Personnel. Nothing in this Agreement shall obligate SunTrust to compensate Personnel, including Personnel of a Subcontractor. FMC and/or FMER, as applicable shall assume responsibility, at their expense, for training of any Subcontractors sufficient for such Subcontractors to perform their subcontracted obligations in compliance with the applicable terms and conditions of this Agreement and with applicable Requirements of Law. FMC and FMER shall make training materials available to SunTrust in accordance with Article 12 of this Agreement. FMER shall require each Origination Subcontractor to provide FMER with a copy of the final written results of any audit performed by a Governmental Authority, unless such results are confidential under Requirements of Law, it being understood that no Origination Subcontractor shall be required to disclose the results of any examinations conducted by, or correspondence, with the CFPB that are deemed confidential by the CFPB. FMER shall provide a copy of such final written results to SunTrust within three (3) Business Days of its receipt of such final written results. If any audit results in Origination Subcontractor being notified that it is not in compliance with any Requirements of Law, or other material audit requirement related to the Origination Subcontractor’s practices or the Services provided to SunTrust on FMER’s behalf, following FMER’s delivery of such audit findings to SunTrust, FMER and SunTrust shall promptly confer to determine the appropriate corrective action and FMER shall carry out such action and confirm to SunTrust that such action has been completed; provided, however, that such action shall not conflict with any remediation strategy that any Governmental Authority has provided to the applicable Origination Subcontractor.

8.7.2 Origination Subcontractors Generally. To the extent that the Program Guidelines indicate that an Origination Subcontractor shall perform specific Services that are designated elsewhere in this Agreement to be performed by FMC or FMER, FMER shall be liable for the Origination Subcontractor’s performance of, and shall be considered to have caused the Origination Subcontractor to perform, such Services. To the extent that the Program Guidelines identify a Service that may be performed by an Origination Subcontractor that is not set forth, or that conflicts with information set forth, on Exhibit L to this Agreement, the Program Guidelines shall control. In addition to the other requirements set forth in Section 8.7.1 of this Agreement, any agreement between an Origination Subcontractor and FMER shall indemnify SunTrust, as a third party beneficiary of such agreement, to the same extent that FMER is indemnified under such agreement solely as applicable to the Services performed by such Origination Subcontractor on behalf of SunTrust.

No Origination Subcontractor shall perform any Service hereunder unless and until SunTrust has provided FMC and FMER with SunTrust’s written approval for such Origination Subcontractor to perform such Service, including the Services set forth on Exhibit L to this Agreement and in the Program Guidelines. The Parties acknowledge and agree that SunTrust’s written approval of an Origination Subcontractor shall be dependent upon satisfaction of the following conditions precedent, which such conditions precedent each Party shall act in good faith and use its commercially reasonable best efforts to satisfy by the earliest practicable date: (a) execution of all agreements determined by SunTrust in good faith to be necessary for an Origination Subcontractor to perform the Services set forth on Exhibit L to this Agreement and the Program Guidelines, including addenda to the Servicing Agreement, Servicing Guidelines, credit bureau agreement(s), and a Subcontractor Agreement with the Origination Subcontractor, and, solely with regard to the AAA Advantage Program and any future referral marketing program, any necessary consents required by AAA Southern New England Bank or such referral marketer, as applicable, (b) SunTrust’s written signoff on user acceptance testing of the Online Application System and applicable aspects of the proposed Origination Subcontractor’s loan processing platform selected by SunTrust, including disclosures required by applicable law, consumer facing communication output, and Credit Agreement templates populated with test data. Such signoff shall not be unreasonably withheld, delayed, or conditioned; provided, however, that the Parties acknowledge and agree that a total of [**] consecutive Business Days of user acceptance testing, beginning on a date and at a time mutually agreed to by the Parties in writing, shall be considered reasonable, except that testing may extend beyond [**] consecutive Business Days if SunTrust reasonably believes in good faith that such time is necessary to complete user acceptance testing. Notwithstanding the foregoing, the Parties acknowledge and agree that (x) SunTrust may withhold its signoff to the extent that SunTrust determines in good faith that a material aspect of the Online Application System or applicable Origination Subcontractor’s loan processing platform is not satisfactory, and (y) SunTrust may reasonably require the remediation of any functionality that SunTrust does not deem material or that does not otherwise cause SunTrust to withhold signoff on user acceptance testing and such remediation shall be a Subsequent Deliverable; provided, however, that (i) to the extent such functionality is in place as of the Sixteenth Amendment Effective Date, such remediation shall be, in SunTrust’s good faith determination, comparable to functionality in place as of the Sixteenth Amendment Effective Date, and (ii) to the extent such functionality has been added by an Origination Subcontractor, the remediation shall either eliminate the added functionality or meet SunTrust’s reasonable satisfaction.

8.7.3 Audits of Subcontractors. FMER shall no less frequently than annually perform audits of the information and data security systems and procedures and processes of any Origination Subcontractor and Approved Collector, and any Subcontractor that communicates directly with Applicants, Borrowers, and/or Cosigners which such Subcontractor becomes a Subcontractor following the Sixteenth Amendment Effective Date (each, a “Customer Facing Subcontractor”), and shall provide the results of any such audit to SunTrust within a reasonable time following such audit. SunTrust shall have the right, pursuant to a written agreement between FMER and each applicable Customer Facing Subcontractor, to perform reasonable on-site audits of such Customer Facing Subcontractor’s policies, procedures, and system output to the extent applicable to such Customer Facing Subcontractor’s performance of Services, no more frequently than annually except as otherwise permitted by this Agreement. The Parties acknowledge and agree that such audits shall be subject to the same requirements and restrictions set forth in Section 12.3 of this Agreement; provided, however, that (a) SunTrust shall provide FMER with at least thirty (30) calendar days prior written notice of its intent to exercise its right to audit a Customer Facing Subcontractor, (b) FMER shall have fourteen (14) calendar days after receipt of such prior written notice to respond with any objections, subject to the objection process set forth in Section 12.3.2 of this Agreement, (c) FMER shall, at its discretion, accompany SunTrust in SunTrust’s performance of any such audit, (d) SunTrust shall treat any of the applicable Customer Facing Subcontractor’s Proprietary Information in accordance with the provisions of Article 14 of this Agreement, and (e) SunTrust shall not have direct access to any of the applicable Customer Facing Subcontractor’s technical systems. To the extent that any Customer Facing Subcontractor discloses its own Proprietary Information directly to SunTrust in connection with the foregoing, the Parties acknowledge and agree that FMER shall be deemed the Disclosing Party for all purposes under this Agreement. The Parties further acknowledge and agree that any audit performed by SunTrust pursuant to this Section 8.7.3 shall satisfy FMER’s annual audit obligation set forth in this Section 8.7.3 with the exception of the obligation to perform information and data security systems audits in accordance with this Section 8.7.3. Notwithstanding anything in this Section 8.7.3 to the contrary, the Parties acknowledge and agree that (x) the provisions of this Section 8.7.3 shall not apply to FMER’s obligations or SunTrust’s right to audit Servicer, either in its capacity as Servicer or in its capacity as an Approved Collector, and that such obligations and rights shall be set forth in the applicable Servicing Agreement, and (y) the provisions of this Section 8.7.3 regarding SunTrust’s right to audit Approved Collectors shall not apply to any Approved Collector that is an Approved Collector as of the Sixteenth Amendment Effective Date; provided, however, that FMER shall use good faith efforts to negotiate and enter into any agreements, or amendments to agreements, with Approved Collectors necessary for the provisions of this Section 8.7.3 to apply to such Approved Collectors.

8.7.4 Oversight of Origination Subcontractor; Information Security. FMER agrees to comply promptly, and to cause any Origination Subcontractor to comply promptly, with reasonable requests by SunTrust for information designed to satisfy regulatory guidance and best practices concerning ongoing due diligence of any Origination Subcontractor. FMER further agrees to provide progress reports on its efforts to remedy any shortcomings cited in any third party evaluations, including SAS 70 and SSAE 16 reports, no less frequently than quarterly along with a projected completion date. SunTrust may revoke its approval of an Origination Subcontractor in the event of any breach of this Agreement by FMC or FMER that results from the acts or omissions of such

Origination Subcontractor, which such breach is not remedied after the expiration of thirty (30) days following written notice to FMC or FMER, as applicable, specifying the nature of such breach and the intent of SunTrust to revoke its approval of such Origination Subcontractor. In the event any Origination Subcontractor or Sub-vendor of any Origination Subcontractor has access to SunTrust’s Proprietary Information, SunTrust shall have the right pursuant to a written agreement between FMER and such Origination Subcontractor, or such Origination Subcontractor and its Sub-vendor(s), as applicable, to perform an on-site information security audit of such Origination Subcontractor or Sub-vendor in the event of a data breach or if SunTrust learns of any condition which may lead SunTrust to reasonably conclude that its Proprietary Information is at imminent risk of a data breach. In the event that a data breach remains unremedied or if an Origination Subcontractor or Sub-vendor does not agree to take appropriate measures to rectify conditions which SunTrust reasonably believes may result in an imminent data breach, as applicable, FMER, at SunTrust’s written request, shall terminate, or cause Subcontractor to terminate, such Origination Subcontractor’s or Sub-vendor’s, as applicable, provision of Services that it provides on SunTrust’s behalf, and shall return such Proprietary Information to SunTrust in the manner set forth in this Agreement.”

25. Recordkeeping Requirements. The Parties hereby amend Section 12.2 of the Agreement by deleting the last sentence it in its entirety and inserting the following in replacement thereof:

“Except as otherwise provided in Section 18.6 of this Agreement, FMER will be responsible for the safe maintenance of such Loan documentation and all records of Applicant Information for at least seven (7) years from either the time the Loan is fully repaid or the Loan is sold by SunTrust to a third party.”

26. Confidential Information Definitions. The Parties hereby amend Section 14.2 of the Agreement as follows:

a. Section 14.2.3 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

“14.2.3 “Confidential Business Information” means (a) any valuable, secret business information, other than Trade Secrets, that is designated or identified as confidential at the time of the disclosure or is by its nature clearly recognizable as confidential information to a reasonably prudent person with knowledge of the Disclosing Party’s, or a Subcontractor’s, as applicable, business and industry, and (b) FMC Custom Model Property.”

b. Section 14.2.5 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

“14.2.5 “Disclosing Party” means the Party disclosing any Proprietary Information hereunder, including the Proprietary Information of a Subcontractor, whether such disclosure is directly from or through the Disclosing Party’s Personnel.”

c. Section 14.2.6 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in replacement thereof:

“14.2.6 “Receiving Party” means the Party receiving any Proprietary Information hereunder, including the Proprietary Information of a Subcontractor, whether such disclosure is received directly from or through the Receiving Party’s Personnel.”

27. Accessing Information Outside of the United States of America. The Parties hereby amend Section 14.4 of the Agreement by inserting the following sentence at the end of the last paragraph thereof:

“Except as permitted in advance and in writing by SunTrust, neither FMC nor FMER shall perform Services or access SunTrust Proprietary Information, nor shall it permit any of its respective Affiliates or any Origination Subcontractor to perform Services or access SunTrust Proprietary Information from a location outside of the United States of America.”

28. Reservation of Right to Defend. The Parties hereby amend Section 16.5 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“16.5 Reservation of Right to Defend. If either SunTrust on behalf of a SunTrust Indemnified Party, or FMC or FMER, on behalf of an FM Indemnified Party, reasonably determines that the applicable Indemnifying Party has failed to diligently assume and maintain a prompt and vigorous defense of any claim to which the applicable Indemnified Party is entitled to indemnification hereunder and with respect to which the conditions set forth in Section 16.4 have been satisfied, either SunTrust, on the one hand, or FMC or FMER, on the other hand, may, at its own expense, option and discretion, assume sole control of the defense of any claim and all related settlement negotiations with counsel of its own choosing and without waiving any other rights to indemnification. If SunTrust on behalf of a SunTrust Indemnified Party or FMC and/or FMER on behalf of an FM Indemnified Party, as applicable, provides sufficient evidence to support its right to defend pursuant to this Section 16.5, the Indemnifying Party will pay all costs and expenses (including reasonable attorneys’ fees) incurred by such Indemnified Party in such defense. Notwithstanding anything to the contrary in the foregoing, no Indemnified Party will accept any settlement on behalf of the Indemnifying Party that results in an admission of liability by the Indemnifying Party without the Indemnifying Party’s express written consent.”

29. Failure to Agree on Product Configuration Changes. The Parties hereby amend Section18.2.4 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“18.2.4 Failure to Agree on Product Configuration Changes. If the Parties cannot agree to the proposed Product Configuration Change(s) within the Product Configuration Change Negotiation Period, as set forth in Section 4.1.1 of this Agreement, then any Party may, by written notice to the other Parties delivered no later than thirty (30) calendar days after the expiration of the Product Configuration Change Negotiation Period, terminate this Agreement, effective upon fifteen (15) calendar days after delivery of such termination notice.”

30. Return of Records. The Parties hereby amend Article 18 of the Agreement by inserting a new Section 18.6 as follows:

“18.6 Return of Loan Documentation. Within sixty (60) days after the termination or expiration of this Agreement, as applicable, FMER shall return to SunTrust or SunTrust’s designee, as FMER is instructed in writing by SunTrust, any information or documentation retained by FMER pursuant to this Agreement in accordance with Section 12.2 of this Agreement and in a manner and format reasonably determined by SunTrust. FMER shall be responsible for the costs incurred by FMER in connection with its obligations under this Section 18.6, including any costs charged by an Origination Subcontractor; provided, however, that in the event that this Agreement (a) expires, (b) is terminated by SunTrust other than for cause, or (c) is terminated for cause by FMER, SunTrust shall compensate FMER for all reasonable, actual costs incurred by FMER in connection with its obligations under this Section 18.6, including any reasonable costs charged by an Origination Subcontractor[**]. In the alternative, upon execution of a mutually agreeable custodial agreement between SunTrust and FMER, FMER shall retain custody of such information and documentation held by FMER on SunTrust’s behalf.”

31. Electronic Notices. The Parties hereby amend Section 19.1 of the Agreement by deleting it in its entirety and inserting the following in replacement:

“19.1 Notice Procedure; Addresses.

19.1.1. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if mailed by certified mail, postage prepaid, return receipt requested; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and when received, if delivered by hand, as follows:

If to SunTrust: SunTrust Bank Attn: W. Mark Smith Executive Vice President 1001 Semmes Avenue Mail Code CS-RVW-7900 Richmond, VA 23224

If to FMC:

The First Marblehead Corporation

Attn: Chief Executive Officer

800 Boylston Street, 34th Floor

Boston, MA 02199-8157

If to FMER:

First Marblehead Education Resources, Inc.

Attn: President

800 Boylston Street

34th Floor

Boston, MA 02199

With a copy to: SunTrust Bank Legal Department 303 Peachtree Street, N.E., 36th Floor Atlanta, GA 30308	For either FMC, FMER, as applicable, with a copy to: The First Marblehead Corporation Corporate Law Department 800 Boylston Street, 34th Floor Boston, MA 02199-8157

The Persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section.

19.1.2 Except for notices, demands and other communications required under Section 4.3.2, Article 16, Article 17, Article 18, or Section 19.5 of this Agreement, and except as otherwise provided in this Section 19.1.2, any written notice required under this Agreement may be provided via electronic mail to any of the individuals designated on Schedule 19.1.2 to this Agreement without the need to also deliver such notice by one of the other means set forth in Section 19.1.1 herein. Any notice provided to a Party under this Section 19.1.2 shall be deemed duly given on the date sent if sent during normal business hours of the recipient during a Business Day, and otherwise on the next Business Day if sent after normal business hours of the recipient. The Persons or electronic mail addresses to which notices shall be made under this Section 19.1.2 may be changed from time to time by notice given pursuant to the provisions of Section 19.1.1 herein. If either Party receives notice that transmission of electronic mail has failed, then the sending Party will promptly notify the non-sending Party by notice given pursuant to the provisions of Section 19.1.1 herein, and the non-sending Party shall instruct the sending Party of an alternative method of delivery.”

32. Third Party Beneficiaries. The Parties hereby amend Section 19.13 of the Agreement by deleting it in its entirety and inserting the following in replacement thereof:

“19.13 No Third Parties Benefitted. This Agreement is made and entered into for the protection and legal benefit of the Parties, and their permitted successors and assigns, and each and every Indemnified Party (all of which shall be entitled to enforce the indemnity contained herein), and, for the purposes of Section 3.10.2 of this Agreement, any Origination Subcontractor, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.”

33. Approved Vendors. The Parties hereby amend the list of Approved Advertising Firms, Marketers, Subcontractors, and Commodity Vendors set forth in Schedule 2 to Exhibit D to the Agreement (the “Prior Approved Vendor List”), by deleting it in its entirety and inserting the list of Approved Advertising Firms, Marketers, Commodity Vendors, and Origination Subcontractors set forth on Schedule 4 to Exhibit D, attached hereto as Attachment 1, in replacement thereof. For the avoidance of doubt, the Prior Approved Vendor List was incorrectly identified in the Tenth Amendment as Schedule 2 to Exhibit D. The Parties acknowledge and agree that (a) Schedule 4 to Exhibit D attached hereto as Attachment 1 shall replace the Prior Approved Vendor List, and (b) the list of Approved Collectors set forth as Schedule 2 to Exhibit D in the Tenth Amendment and titled “Approved Collectors” shall not be amended in any way by this Sixteenth Amendment.

34. Permissible Activities By an Origination Subcontractor. The Parties hereby amend the Agreement by inserting Exhibit L attached hereto as Attachment 2, consisting of an inclusive list of Services, subject to Section 8.7 of this Agreement, that may be performed by an Origination Subcontractor in the event that SunTrust provides prior written consent subject to Section 8.7 of the Agreement.

35. Subsequent Deliverables. The Parties hereby amend the Agreement by inserting Exhibit M attached hereto as Attachment 3, consisting of certain specific Subsequent Deliverables.

36. Multiple Counterparts. This Sixteenth Amendment may be executed in multiple counterparts in wet signature of a Party, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The Parties may exchange the signed documents electronically, and any reproduction of the transmitted documents meeting the requirements of the federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 1700 et seq. (“E-SIGN”) will constitute an original and be deemed an “Electronic Record” as defined by E-SIGN. Notwithstanding any contrary provisions of state law, each Party agrees that the effectiveness, validity, and enforceability of the Electronic Records will be governed by E-SIGN.

37. GOVERNING LAW. THIS SIXTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN TO THOSE OF THE STATE OF GEORGIA. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SIXTEENTH AMENDMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

38. Permitted Filing. Each Party may file this Sixteenth Amendment (with redactions as permitted by Requirements of Law) with the appropriate state or federal regulators, including the Securities and Exchange Commission, as required by such regulators.

39. Transition. This Sixteenth Amendment shall be effective as of the Sixteenth Amendment Effective Date unless otherwise stated herein.

40. Full Force and Effect. Except as amended in this Sixteenth Amendment, the Agreement remains in full force and effect according to its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Sixteenth Amendment to be executed by their respective officers, being first duly authorized, as of the day and year first above written.

SUNTRUST BANK

By:	/s/ Melissa Baldwin
Name:	Melissa Baldwin
Title:	Managing Attorney

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Daniel M. Meyers
Name:	Daniel M. Meyers
Title:	Chairman and Chief Executive Officer

FIRST MARBLEHEAD EDUCATION RESOURCES, INC.

By:	/s/ Seth Gelber
Name:	Seth Gelber
Title:	President

Schedule 19.1.2

If to SunTrust:

[**]

With a Copy To:

[**]

If to FMC or FMER:

[**]

With a Copy To:

[**]

Execution Version

ATTACHMENT 1

Schedule 4 to Exhibit D

Approved Advertising Firms, Marketers, Commodity Vendors, and Origination Subcontractors

Havas Edge (Advertising Firm)

Collegiate Productions (Commodity Vendor)

StreamSend Email Marketing, Inc. (Commodity Vendor)

Princeton Review (Marketer)

Nelnet Servicing, LLC d/b/a Firstmark Services, LLC (Marketer; Origination Subcontractor)

A-1

Execution Version

ATTACHMENT 2

EXHIBIT L

Services That May Be Performed By an Origination Subcontractor

Information Technology

[**]

Loan Processing

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted.

[**]

A-2

ATTACHMENT 3

EXHIBIT M

Subsequent Deliverables

Functionality/Enhancement	Description
[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

A-3